STANDARD FORM OF LOFT LEASE
        The Real  Estate  Board  of New York,  Inc.
                           7/04






Agreement of Lease, made as of this 8th day of August in the year 2014, betweeen 80 ORVILLE DRIVE ASSOCIATES LLC, a Delaware limited liability company, having an address c/o Rechler Equity Partners, 85 South Service Road, Plainview, New York, party of the first part, hereinafter reerred to as OWNER, and SCIENTIFIC INDUSTRIES, INC., a Delaware corporation, having its principal business address at 70 Orville Drive, Bohemia, New York 11716, party of th second part, hereinafter referred to as Tenant,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner that certain 18,950 square foot space
(designated as Suite 102), substantially as shown on the Rental
Plan annexed hereto as Exhibit "A", located in the building
80 Orville Drive, Bohemia, New York

(or until such term shall sooner cease and expire as hereinafter provided) to commence on * and to end on * and both dates inclusive at the annual rental rate of "

* As set forth in the rider annexed hereto


which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private. at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first full monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

        The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent:           l.   Tenant  shall pay the rent as above  and
as hereinafter provided.
Occupancy:      2.   Tenant shall use and occupy the demised
premises for light assembly and warehousing of laboratory products and offices ancillary threto.

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.



Alterations:    3.   Subject to the terms of Par. 45 of the Rider,
Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations.addirions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner (such approval not to be unreasonably withheld, conditioned or delayed). Tenant sha1l at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon comp1etion) certificates of final approval thereof, if required, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation. commercial general hability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against tbe demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenani within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations,installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner. Tenant shall promptly, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations (reasonable wear and tear and casualty excepted), and repair any damage to the demised premises of the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be reatined as Owner's property of removed from the demised premises by Owner, at Tenant's expense.

Repairs:	4.  Owner shall maintain and repair the exterior
of and the public portions of the building and make all
structural repairs (as defined in Par. 48 of the Rider). Tenant shall, throughout the term of this lease, take good care of the demised premises, including the bathrooms and lavatory facilities contained therein, if any, the windows, and window frames, and the fixtures and appurtenances therein (reasonable wear and tear excepted) and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structureal or non-structural in nature, cause by, or resulting from, the carelessnesss, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from
Tenant's conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture, or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by
Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner sha1l be collectible, as additional rent, after rendition of a bill or statement
therefore. Owner agrees that in making such repairs, Owner shall use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the demised premises and its access thereto. Owner further agrees to perform all such repairs in a good and workmanlike manner with due diligence. If the demised premises be or become infested with vermin, Tenant shall at its expense, cause the same to be exterminated. Tenant shall give
Owner prompt notice of any defective condition in any plumbing, heating system or elecmcal lines located in the demised premises and following  such notice,  Owner shall remedy the condition with due diligence, but at the expense  of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business
arising from Owner.  Tenant  or  others   making   or  failing
to make any repairs, alterations, addinons or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof.
It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window          S. Tenant will not clean nor require. permit, suffer
Cleaning:          or allow any window in the demised premises to

be cleaned from the outside in violatioa of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.



Requirements
of Law
Fire Insurance,
Flood Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal. municipal and local governments, departments, comissions and boards and any direction of any public officer pursuant to law, and all orders, and regulations of the New Yor kBoard of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation. order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as providedin
Article 30 hereof, or in Paragraphs 45 or 48 of the Rider, nothing herein shall require Tenant to make structural repairs or alterations unless
Tenant has, by  its manner  of use of the demised  premises  or method of operation  therein, violated any such laws, ordinances, orders, rules, regulatious or requirements with respect thereto. In the event that there are alterations required to be performed to the demised premises to comply with applicable law that are not Tenant's responsibility hereunder, Owner shall perform such alternations. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner,or which shall or might subject Owner to any liability or responsibility to any person, or  for property damage.  Tenant  shall not  keep  anything  in  the  demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurnnce rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then
Tenant shall reimburse Owner; as addinonal rent for that ponion  of all fire insurance premiums thereafter paid by Owner which shall have been changed because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up"or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire
insurance rates then applicable to  said parties.   Tenant shall not
place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines, and mechanical equipment.
Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Owner's judgment to absorb and prevent vibration, noise, and annoyance.


Subordination:             7.    This lease  is subject and subordinate
to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real propeny of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may reasonably request.


Tenant's                  8.  Owner or its agents shall not be liable
Liability Insurance       for any damage to  property  of Tenant or of
Property                  others entrusted to employees of the building,
Loss,	                  nor for the loss of, or damage to, any property
Damage,                   of Tenant by theft or otherwise, nor for any
Indemnity:                injury or damage to persons or property resulting
                          from any cause of whatsoever nature, unless caused by, or due to, the negligence willful coduct of Owner,its agents, servants or employees; Owner or its ageors shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations, in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law), for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.


Destruction
Fire, and
Other
Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed as defined in Paragraph 42(b) of the Rider, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. If a substantial portion of the demised premises is damaged, and Tenant cannot operate any part of its business previously operated in the balance of the demised premises in an economically feasible manner, fixed rent and additional rent will abate for the entire demised
premises.   (c)  If the demised premises are totally damaged
or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owenr's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within sixty (60) days after such fire or casulaty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than thirty (30) days after giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination oft his lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owign shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.
Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the damaged portion of demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture,  and other property.
Tenant's liability fur rent shall resume five (5) days after written notice from Owner that the demised  premises are
substantially complete (as defined in the Rider)  for  Tenant's
occupancy.   (e) Nothing contained  hereinabove  shall
relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Norwiths1anding anything contained to  the contrary in subdivisions  (a) through  (e)  hereof,
including Owner's  obligation  to  restore  under subparagraph
(b) and (c) above, each party shall look first  to any insurance in its favor  before making any claim against  the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible. and to the extent permitted by law, Owne rand
Tenant eac hhereby releases and waives  all right of recovery with respect tO subbparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to
the demised premises  and/or  tO   any  personal property,
equipment, trade  fixtures, goods  and  merchandise located
therin.  The foregoing release  and  waiver  shall  be in force only if  both releasors' insurance policies contain a clause providing that such a release or waiver shall not unvalidate the insurnnce. If, and to the extent that such waiver can
be obtained only by the payment of additiooal premiums, then the party benefiting from the waiver shall pay such premium within ten (l0) days after written demand or shall be deemed to have agreed that the party obtaining insurance  coverage
shall  be  free of any  further obligation under the provisions hereof with respect to  waiver of subrogation.  Tenant
acknowledges  that Owner will  not  carry insurance  on Tenant's
furniture and/or furnishings  or  any   fixtures  or  equipment,
or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same.(f)Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent
demised
Domain:

10.    If  the  whole  or  any  material part   of  the  by premises
shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, thenand in that event, the term of this lease shall cease and terminate from the date of title vesting in such procccding and Tenant shall have no claim for the value of a ny unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment. provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.


Assignment,
Mortgage,
Etc.:


11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied fby anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amounts collected to the rent herein reserved, but no such assignment, underletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the furhter performance of Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. See
Par. 54 of Rider.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto, Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to
Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times upon reasonable advance notice to Tenant (except in the event of an emergency) to examine the same and to make such repairs, replacements and improvements as owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Notwithstanding the foregoing, Owner will be liable for any damage caused by the negligence or willful misconduct of Owner or Owner's agents or employees, throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours upon reasonable advance notice to Tenant, for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last twelve (12) months of the term for the purpose of showing the same to prospective tenants, and may, during said twelve (12) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, adn such act shall have no effect on this lease or Tenant's obligation hereunder.
When exercising Owenr's rights hereunder, Owner agrees that Owner shall use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the demised premises and its access thereto, and Owner agrees to perform all such work with due diligence.



Vault,
Vault Space,
Area:

14. No vaults, valut space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area to be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.
Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

 15. Tenant will not at any time use or occupy the demised premises in violation of tbe certificate of occupancy issued for the building of which the demised premises are a part.
Tenant bas inspected the demised premises and accepts them as is, subject to the rider annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. lf any governmental license or pemiit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit. Owner represents and warrants that, to the best of Owner's knowledge, the demised premises are free from Asbestos Containing Materials. Owner agrees to defend, indemnify and hold harmless Tenant from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, arising out of a breach of the foregoing representation and warranty by Owner.


Bankruptcy:
16.   (a) Anything  elsewhere  in this lease to  the contrary
notwithstanding,  this  lease  may   be cancelled by  Owner by
sending  of  a written  notice  to Tenant  within  a reasonable time after the happening  of any one or more of the following events:  (1 )the  commencement  of a case in bankruptcy or under the laws of any state naming Tenant(or a guarantor of any of Tenant'sobligations under this lease) as the debtor; which, in the case of an involuntary bankruptcy, is not dismissed within sixty
(60) days of the commencement thereof or (2) the making by Tenant
(or a guarantor of any of Tenant's  obligations under this  lease)
of  an  assignment  or  any  other arrangement  for the benefit of
creditors under  any state stature.   Neither Tenant nor any person
claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the
demised premises.   If this lease shall be assigned in accordance
with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisioas of this lease to the contrary, to the extent permitted by law, be entitled to recover from
Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental
value of the demised premises for the same  period.    In  the
computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for whicb such installment was payable shall be discounted to the date of ternination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal, the amouct of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of tbe re-letting. Nothing herein contained shall limit or preJUdice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time wben, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.


Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under SS365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant ar any of Tenant's property whereupon the demised premises shall be taken or occupied by someone Other than Tenant; or if Tenant shall be in default after the expiration of all applicable notice and cure periods with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five
(5) days written notice to redeposit with owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possessionof the demised premises withm thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have tailed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall thenq uit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein rqeuired and such payment default has not been cured within five (5) days after notice hereof; then, and in any of such events, owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demises premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.


Remedies of
Owner and
Waiver of
Redemption:

18. In case of any such default, re-entry, expiration and/or disposes by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, disposess and/or expiration, (b) Owner may re-let the demised premises or any part of parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease. (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or convenanted to be paid and the net amount if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting such as reasonable attorney's fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be apid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demises premises, or in the event that the demised premises are re-let for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over teh sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have teh right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.


Fees and
Expenses:

19. If Tenanl shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if requried, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money; including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs.
The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owenr within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making such expenditures or incurring of such obligations such sums shall be recoverable by Owner as damages.


Building
Alterations and
Management:


20. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or othe rpublic parts of the building, and to change the name, number or designation by which the building may be known upon reasonable written notice to Tenant, provided any such change does not materially adversely affect Tenant's access to, or use and enjoyment of, the demised premises or in any way diminish Tenant's usable square footage. Owner shall use all reasonable efforts to perform all work or other business in the demised premises in a manner designed to minimize interference with Tenant's normal business operations. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.


No Repre-
sentations
by Owner:


21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.
Tenant bas inspected or has waived the right to inspect the building and the demised premises, and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered subject to Owner's completion in a good and workmanlike manner of Landlord's WOrk (as defined in the Rider), and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that1 the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandomnent of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom eenforcement of the change, modification, discharge orabandonment is sought.




End of
Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner 1he demised premises, "broom-clean" in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewherein this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant'sobligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet
Enjoyment:


23.  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions.on Tenant's part to be observed and performed,
Tenant may peaceably and  quietly eojoy   the  premises hereby demised'
subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof. and to the ground leases, underlying leases and mortgages bereinbefore mentioned.

Failure to
Give
Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the tenant, undertenant or occupants, of if the demised premises are located in a building being construed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223 of the New York Real Property Law.

No Waiver:

25.    The  failure  of  Owner or Tenant to  seek  redress  for
violation of. or to insist upon the strict performance  of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenantof this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by
Owner unless such waiver be in writing signed by Owner.  No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided All checks tendered to Owner as and for the rent of the demised premises
shall be deemed payments  fur the account of Tenant.   Acceptance by Owner
of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No Employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of
Trial by Jury:

26. It is mutually agreedby and between Owner and Tenant that the respective parties hereto shall, and they hereby do,waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceedings or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owneris unableto fulfill any of its obligations under this lease,or to supply, or is delayedin supplying, any service expressly or impliedly to be supplied, or is unable to make. or is delayedinmaking, any repairs,additions, alterations or decorations,or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles,or any cause whatsoever beyond Owner's sole control including, bur not limited to, government preemption or restrictions, or by reason of any rule, orderor regulationof any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directlyor indirectly, by war or other emergency.



Bills and
any
Notices:

28. Except as otherwisein this lease provided, any notice, statement, demand or other commumcation required or permittedto be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (expressmail, if available),return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinaboveset forth (except that after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building),  and shall be deemed to have been given, rendered or made 9a) o the date delivered, if delivered to Tenant personally,
(b) on the date delivered, if delivered by overnight courier or
(c) on the date which is two (2) days after being mailed.
Either party   may, by notice  as aforesaid, designate  a different
address or addresses for notices statements, demand or other
communications intended for it.   Notices given by Owner's managing
agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery.


Water Charges:



29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a wate rmeter and thereby measure Teaant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of tae installation. Throughout the duration of Tenant's occupancyT, enant shall keep said meter and installation equipmentin good working order and repair at Tenant's own
cost and expense.   In the event Tenant fails to maintain the meter and
installation equipment in good worrking order and repair (of which fact Owner shall be the solejudge) Owner may cause such meterand equipment.to be replaced or repaired, and collect the
cost thereoffrom  Tenant as additional rent   Tenant agrees to pay for
water consumed,as shownon said meteras and when bills are rendered, and in the eventTenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other taX, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises,or the realty of which they are a part,  pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof,is supplied with water through a meter through which water is also supplied to other premises, Tenanr shall pay to Owner, as additional rent,
r"""'~         on the first day of each month.  *    % $ XXXXXXX) of
the total meter charges as Tenant's portion. Independentlyof, and in addition to, any of the remedies reserved to Owner herein above or elsewhere in this lease, Owner may sue forand collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes herein aboveset forth.


Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriter; or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require, as a result of Tenant's specific use of the demised premises, the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary, by reason of Tenant's specific use of the demised premises or the location of partitions, trade fixtures or other contents of the demised premises, to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any otherbody making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent
*, on the first day of each month during the term of this lease of the contract perice for sprinkler supervisory service.



Elevators, Heat,
Cleaning:


31. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of owner, and for that purpose shall employ person or persons, or corpororations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from teh building.
Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent.
Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of owner Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgement of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting teh obligations of Tenant hereunder.

* - Tenant's proportionate Share

Captions:

33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or descibe the scope of this lease nor the intent of any provision thereof.



Definitions:

34. The term"Owner"as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest; or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter"and "re-entry" as used in this lease are not restricted to their technical lega1 meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthhly installments, and "additional rent," "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days'' as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent
Excavation-
Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and
Regulations:

36. Tenant and Tenant's servants, employees, agetns, visitors and licensees, shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules, or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of any additional Rules, or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce Rules and Regulations or terms, covenants or conditions, in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by an other tenant, its servants, employees, agents, visitors or licensees.


Glass:

37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure and keep insured. ar Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner.
Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel  Certificate:

38. Tenant, at any time, and from time to rime, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliverto Owner, and/or to any other person, firm or corporation specified by Owner, a statemenf c ertifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not to Tenant's knowledge, there exists any default by Owner under this lease, and, if so, specifying each such default and such other informationas sball be reasonably required of Tenant.


Successors
and Assigns:


40. The covenants, conditions and agrcemems comamed in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees. executors, administrators, successors, and except as otherwise provided in this lease, their assigns, Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the premises.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF



In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

80 ORVILLE DRIVE ASSOCIATES LLC
By:  Rechler Equity I LLC, its managing member
By:  Rechler Equity MM I LLC, its managing member
By:  Rechler Equity LLC, its managing member

By: /s/ Mitchell Rechler
Name:_______________
Title:______________


SCIENTIFIC INDUSTRIES, INC.

By: /s/ Helena Santos
_____________________

Name:

Title:

                   ACKNOWLEDGEMENT



STATE OF NEW  YORK,

SS.:

COUNTY OF

    On the                          day of
in the year              before me,  the undersigned,
a Notary Public in and for said State, personally appeared __________________________________personally known to me or proved to me on the basis of satisfactory evidence to be the inclividual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/sbe/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


_______________________
NOTARY  PUBLIC

           IMPORTANT   -  PLEASE   READ



RULES AND REGULATIONS  ATTACHED  TO AND MADE A PART oF THIS
LEASE
IN ACCORDANCE WITH ARTICLE 36.


   1. The sidewalks, entrances. driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not, be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used many space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building. Tenant shall further, at Tenant's expense. keep the sidewalk and curb in fron1 of said premises clean and me from see. snow,din and rubbish.

    2. The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

   3. No carpet, rug or other article shall be hnng or shaken out of any window of the building; and Tenant shall nor sweep or throw. or permit to be swept or lhrc:wn substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupant of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be
kept in or about the  building.   Smoking or carrying lighted
cigars or cigarettes in the building is prohibited.

    4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

_   5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, withou the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may removes ame without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

    7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof, Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toiler rooms either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished. Tenant shall pay to Owner the cost thereof.

    8.   Freight, furniture, business equipment, merchandise
and bulky matter  of  any description shall be  delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors,
and  only   during   hours, and  in  a  manner approved by Owner,
Owner reserve sthe right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

   9: Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours
and  under regulations fixed  by Owner.   Canvassing,  soliciting
and peddling to the building is prohibited and Tenant shall cooperate to prevent the same.


  ll.   Owner shall have the right to prohibit any advertising by
Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner. Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance. or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

    13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

    14.  Refuse and  Trash.     (1) Compliance by Tenant.  Tenant
covenants and agrees, at its sole cost and expense,to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the ollection, sorting, separation and recycling of waste products, garbage, refuse and trash.
Tenant shall sort and separate such waste products, garbage, refuse and trash into such categoriesas providedby law. Each separately sorted category of waste products, garbage. refuse and trash shall be placed in separate receptacles reasonably approved by Owner, Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance.  Owner has  the option  to refuse to collect or accept from Tenant waste  products. garbage, refuse or  trash  (a) that  is not  separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner, Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on
Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 14, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner
___________________________________________________________________
RIDER TO LEASE dated August 5, 2014 between 80 ORVILLE
DRIVE ASSOCIATES LLC, as Owner, and SCIENTIFIC INDUSTRIES, INC., as Tenant

41.	Definitions.  For purposes of this lease, the term
"Building" shall mean the building located at 80 Orville Drive, Bohemia, New York of which the Demised Premises form a part, and the term "Real Property" shall mean the Building and the land and improvements appurtenant to and used in connection with the Building. The parties hereby stipulate and agree that the Demised Premises (herein referred to as the "Demised Premises" or the "demised premises") contains 18,950 rentable square feet of space
(designated at Suite 102) in the Building containing 92,742 rentable square feet which constitutes 20.43 percent of the area of the Building ("Tenant's Proportionate Share"). For the purposes of this rider, all references to the term "Landlord" shall mean and refer to Owner.

42.	Term.

       (a)	The term ("Term", "term" or "Demised Term") of this
lease, Tenant's right to occupy the Demised Premises and Tenant's obligation to pay Rent (as defined in Paragraph 43 hereof) and all items of additional rent shall commence on the later to occur of (i) Substantial Completion (as hereinafter defined) of Landlord's Work
(as hereinafter defined), and (ii) November 1, 2014 (the "Commencement Date"); provided, however, that, subject to the terms of Paragraph 64 hereof, if Substantial Completion has not occurred on or prior to January 31, 2015, then Tenant shall have the right to holdover under the 70 Orville Lease (as hereinafter defined), without penalty, until Substantial Completion of Landlord's Work and delivery of possession of the Demised Premises to Tenant in the condition required hereunder have occurred. Upon the occurrence of the Commencement Date, the 70 Orville Lease shall terminate. The Term of this lease shall expire on the day preceding the day which is ten (10) years and three (3) months after (x) the Commencement Date (but only if the Commencement Date occurred on the first day of a calendar month) or
(y) the first day of the first full calendar month following the Commencement Date (if the Commencement Date did not occur on the first day of a calendar month) (the "Expiration Date").

        (b)	The terms "Substantial Completion" and "Substantially
Completed" (or other variations thereof), as used herein, are defined to mean when the only items of Landlord?s Work needed to be completed are punchlist items, the non-completion of which would not delay occupancy, including, without limitation, such details of construction, decoration, mechanical adjustment or installation which do not hinder or impede the use or occupancy of the Demised Premises for its intended use; but if Landlord shall be delayed in such "Substantial Completion" as a result of (i) Tenant's changes to the plans or specifications attached hereto as Exhibit A; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard; (iii) the performance or completion of any work, labor or services by a party employed by Tenant; (vi) Tenant's interference or failure to reasonably cooperate with the performance of Landlord's Work (including without limitation the execution of documents required by the local municipality); (v) Tenant's failure to approve, or approve subject to adjustments required to reflect the Rental Plan annexed hereto as Exhibit A, final construction documents within five (5) business days after submission thereof to Tenant for approval; (vi) Tenant's failure to provide Landlord with finish specifications for Landlord's
Work within seven (7) days of Landlord's delivery to Tenant of a fully-executed original of this lease; or (vii) Tenant's failure to pay the initial installment of Rent and/or the other monies to be paid to Landlord as required hereunder (it being understood and agreed that Landlord shall not be required to commence the performance of Landlord?s Work until all such deliveries and payments have been made) (all such delays being hereinafter referred to as ?Tenant Delay?); then the Commencement Date shall be accelerated by the number of days of such Tenant Delay (however, Landlord shall not be obligated to deliver the Demised Premises to Tenant and Tenant shall not have the right to occupy the Demised Premises until Landlord?s Work is ?Substantially Completed?). Moreover, in the event of an accumulation of Tenant Delays in excess of forty-five (45) days in the aggregate, the Commencement Date shall automatically be deemed to be the date that is ten weeks following the effective date of this lease. Tenant waives any right to rescind this lease under
Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Demised Premises on the Commencement Date set forth in Paragraph 42(a) above. Landlord will obtain a Certificate of Occupancy or Certificate of Completion for the Demised Premises after the Commencement Date. Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to complete any punchlist items within thirty (30) days of Substantial
Completion, provided same shall be reasonably capable of completion within such timeframe.

       (c)	A "Lease Year" shall be comprised of a period
of twelve (12) consecutive months (except the eleventh Lease Year, which shall consist of three (3) consecutive months). The first Lease Year shall commence on the Commencement Date but, notwithstanding the first sentence of this paragraph, if the Commencement Date is not the first day of a month, then the first Lease Year shall include the additional period from the Commencement Date to the end of the then current month. Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year (except the eleventh Lease
Year). For example, if the Commencement Date is December 1, 2014, the first Lease Year would begin on December 1, 2014, and end on November 30, 2015, and each succeeding Lease Year would end on November 30th (except the eleventh Lease Year, which would end on February 28, 2025). If, however, the Commencement Date is December 2, 2014 the first Lease Year would end on December 31, 2015, the second Lease Year would commence on January 1, 2016, and each succeeding Lease Year would end on December 31st
(except the eleventh Lease Year, which would end on March 31, 2025).

       (d)	If, within five (5) business days after
Landlord's delivery to Tenant of a notice (which may be via fax or email or via written notice) confirming the Commencement Date under this lease and, if applicable, the date of substantial completion, Tenant does not object to the accuracy of the dates set forth in such notice, Tenant shall be deemed to have approved the dates set forth in said notice.

    	(e)	Tenant shall be provided access to the Demised
Premises (i) three (3) weeks prior to the Commencement Date for the setting up and installation of telephone, computer and internet connections, compression lines and an alarm system, and (ii) two (2) weeks prior to the Commencement Date in order to place inventory and personal property and for installation of furniture, fixtures and equipment, provided, however, that
(a) in no event shall Tenant install any racks in the Demised Premises in the event Substantial Completion has not occurred and (b) in no event shall Tenant materially interfere with Landlord?s Work during such early access periods. If Tenant or its agents and/or contractors enter the Demised Premises
prior to the Commencement Date in order for Tenant to install its telephone, internet and computer lines, alarm system, or furniture, or for the performance of any Alterations (as hereinafter defined) or installations in preparation for Tenant's occupancy thereof, all of the provisions of this lease,
except Tenant's obligation to pay Rent, shall govern such entry (including without limitation, Tenant's insurance and indemnification obligations). Any such entry shall be subject
to Landlord?s prior written consent.    Prior to entering the
Demised Premises Tenant shall deliver to Landlord (a) evidence of all insurance policies required to be maintained by Tenant under this lease, and (b) evidence of insurance satisfactory to Landlord maintained by the contractors or vendors entering the Demised Premises. Tenant shall coordinate Tenant?s (and/or Tenant's contractors and/or Tenant?s employees) entry upon the Demised Premises and the performance of the above-referenced installations (and the timing thereof) with Landlord, and Tenant (and Tenant's contractors and employees) shall not interfere with Landlord's performance of Landlord's Work (hereinafter defined), if any, in entering upon the Demised Premises and/or in performing such installations. In the event that Tenant (and/or Tenant's contractors and/or Tenant's employees) interferes with Landlord's performance of Landlord's Work, such interference shall be deemed a Tenant Delay (in addition to those delineated herein).

43.	Rent.

       (a)	During the term of this lease, Tenant shall pay
minimum annual rent ("Rent?) as follows:

During the first Lease Year, the Rent shall be $176,866.62, payable $37,899.99 for the first month and $12,633.33 for each of the second through twelfth months.

During the second Lease Year, the Rent shall be $156,147.96, payable in equal monthly installments of $13,012.33.

During the third Lease Year, the Rent shall be $160,832.40, payable in equal monthly installments of $13,402.70.

During the fourth Lease Year, the Rent shall be $165,657.36, payable in equal monthly installments of $13,804.78.

During the fifth Lease Year, the Rent shall be $170,627.16, payable in equal monthly installments of $14,218.93.

During the sixth Lease Year, the Rent shall be $175,746.00, payable in equal monthly installments of $14,645.50.

During the seventh Lease Year, the Rent shall be $181,018.32, payable in equal monthly installments of $15,084.86.

During the eighth Lease Year, the Rent shall be $186,448.92, payable in equal monthly installments of $15,537.41.

During the ninth Lease Year, the Rent shall be $192,042.36, payable in equal monthly installments of $16,003.53.

During the tenth Lease Year, the Rent shall be $197,803.56, payable in equal monthly installments of $16,483.63.

During the eleventh Lease Year (which shall consist of three (3) months only), the Rent shall be $25,667.76, payable
$16,978.14 for the first month and $4,344.81 for each of the second and third months.

       (b)	Additionally, should the Commencement Date
be a date other than the first day of a calendar month, Tenant shall pay a pro rata portion of the Rent on a per diem basis, based upon the second full calendar month of the first Lease Year, from such date to and including the last day of that current calendar month, and the first Lease Year shall include said partial month. The rent payable for such partial month shall be in addition to the Rent payable pursuant to the Rent schedule set forth above. Tenant will pay any partial month's Rent within ten (10) days of Landlord's delivery of an invoice therefor.

       (c)	The minimum annual rent hereinabove provided
for shall be in addition to all other payments to be made by Tenant as herein provided except as set forth to the contrary in this lease. It is the purpose and intent of the parties hereto that the minimum annual rent shall be absolutely net to Landlord, except as set forth to the contrary in this lease, so that this lease shall yield, net to the Landlord, the minimum annual rent, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during the term of this lease shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against the same, except as otherwise expressly provided in this lease.

       (d)	Any sums of money required to be paid by
Tenant to Landlord in addition to the rent reserved under this Paragraph 43, shall be deemed additional rent, shall be paid within ten (10) days after written demand therefor (unless another time period is provided herein) without deduction or offset, and in the event Tenant fails to pay such additional rent, Landlord shall be entitled to the same remedies under this lease or by law, as are available to Landlord for the nonpayment of rent, including, without limitation, summary dispossess proceedings.

        (e)	Notwithstanding the Rent schedule set forth
in Paragraph 43(a) above, provided Tenant is not in monetary default of any of its obligations under this lease beyond the expiration of any applicable notice and cure period, Tenant shall receive a Rent credit in the total amount of $34,346.85 to be applied in three (3) installments of $11,448.95 toward the Rent due with respect to each of the second and third full calendar months of the first Lease Year and the first full calendar month of the second Lease Year.

44.	Utilities.

	(a)	Tenant shall furnish and pay for, at its sole
cost and expense, all utilities supplied to the Demised Premises (with the exception of water) by any utility company, whether public or private, including but not limited to gas, electricity,
fuel oil and telephone.   Tenant shall open an account in its
own name on or before the Commencement Date. Notwithstanding the foregoing, if as of the Commencement Date, the electric and/or natural gas service is not separately metered for the Demised Premises Tenant shall pay to Landlord, as additional rent, within ten (10) days of Landlord?s invoice thereof, a prorata share of the electricity and/or natural gas charges as measured by the meter servicing the Demised Premises (such prorata share to be calculated based upon the portion of the area served by such meters represented by the Demised Premises). In the event Tenant fails to open an account in its own name with the electric and/or natural gas utility company as of the Commencement Date (or as of the date that the Demised Premises becomes separately metered, if later than the Commencement Date), Tenant shall reimburse Landlord for the utility charges incurred by Landlord in providing service to the Demised Premises prior to the date the accounts have been transferred and shall pay Landlord's administrative fee of seven and one-half (7.5%) percent of the amount so due. Such sums shall be paid by Tenant as additional rent, within ten (10) days of Landlord's invoice therefor. Nothing in the foregoing shall be deemed to relieve Tenant from the obligation to transfer the accounts to its name or to prevent Landlord from terminating the utility service account in its name effective as of the Commencement
Date or any date thereafter.

	(b)	The parties hereby acknowledge and agree that
the Demised Premises are not separately metered for water or for sprinkler supervisory service. In addition to the additional rent payable under Paragraph 47 below, Tenant shall pay to Landlord, as additional rent, within ten (10) days of Landlord's invoice therefor, Tenant's Proportionate Share of Landlord's cost for water consumed at the Building and/or Real Property, for sprinkler supervisory service and for sewer charges, if any, assessed or imposed against the Building and/or Real Property. Tenant shall not use water for other than normal lavatory purposes.

45.	Alterations.

	(a)	Supplementing Paragraph 3 of the printed form
portion of this lease, any amount billed by Landlord's
construction affiliate in connection with any work performed by such affiliate on behalf of Tenant shall be deemed to be additional rent for purposes of this lease. Further supplementing Paragraph 3 of the printed form portion of this lease, with respect to any and all alterations, installations, additions and improvements (each, an "Alteration") permitted by Landlord to be performed by or on behalf of Tenant in the Demised Premises
(other than Landlord?s Work), Tenant will deliver to Landlord certificates evidencing Worker's Compensation Insurance and Contractor's General Liability Insurance in the amount reasonably satisfactory to Landlord (but in no event less than the amounts set forth in paragraph 59 herein) prior to the commencement of such work.  Any and all Alterations and any and all structures or fixtures, except movable trade fixtures not attached to the realty, installed by or on behalf of Tenant shall be deemed attached to the freehold and automatically become the property of Landlord upon installation, unless Landlord shall elect
otherwise. If Landlord elects to have Tenant remove same at the expiration of the term of this lease, Tenant shall, prior to the expiration or sooner termination of the term of this lease, perform such removal and repair, at its own cost and expense, any damage to the Demised Premises caused by said removal. Notwithstanding the foregoing, Landlord may, at its option, in lieu of requiring Tenant to perform such removal and restoration, invoice Tenant for the reasonable estimated cost for performing such work and Tenant shall pay such invoice, as additional rent,
within thirty (30) days of such invoice.   All Alterations
(other than those performed by Landlord or its construction affiliate) made to the Demised Premises shall be subject to Landlord's construction inspection fee of 8% of the cost thereof which shall be payable, as additional rent, to Landlord's construction affiliate. Such 8% fee shall not be charged in connection with Tenant?s initial setup of the Demised Premises in order to prepare the Demised Premises for Tenant's initial occupancy thereof. In receiving such fee, Landlord assumes no responsibility for the quality or manner in which any Alterations are performed (except for those Alterations performed by Landlord or Landlord's construction affiliate). Tenant shall not, without the express written consent of Landlord, enter upon the roof or attach or install anything thereon or make any Alterations thereto. With respect to any mechanic?s lien for which Tenant is responsible for removing or bonding hereunder, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements of Landlord and any sums payable to Landlord's lender in connection therewith). Notwithstanding anything contained herein to the contrary, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed non-structural and interior Alteration, provided that, Landlord shall have the right to require Tenant to employ Landlord or its construction affiliate to perform any Material Alteration (as hereinafter defined). The term "Material Alteration", as used herein, means any Alteration which may, in the reasonable opinion of Landlord (i) be structural in nature; (ii) affect the exterior or any structural portions or components of the Building; (iii) be visible from outside of the Demised Premises; (iv) affect the usage or proper functioning of any of the Building systems (including, without limitation, the heating, ventilation, air conditioning, plumbing, electrical, sprinkler or security systems serving the Building); (v) jeopardize health safety or life safety; (vi) require a change to the certificate of occupancy for the Building; (vii) require the issuance of a building permit or other authorization by any governmental or quasi-governmental entity exercising jurisdiction over the Building; (viii) require the consent of any mortgagee or ground lessor of the Building and/or the Real Property; (ix) cause any previously non-mandatory legal requirement to become a mandatory legal requirement with regard to the Building (including, without limitation, any such legal requirement set forth in the Americans with Disabilities
Act); or (x) have a cost of completion in excess of $10,000.00.
With respect to any such Material Alterations performed by Landlord or Landlord?s construction affiliate, Landlord or Landlord's construction affiliate shall charge Tenant for such work at rates that are comparable to those of other general contractors in the local market (i.e., Suffolk County, New York). Landlord hereby agrees that Tenant shall be permitted to install a kitchenette and compressor lines within the Demised Premises provided that such installation does not materially interfere with or delay Landlord's Work.

	(b)	Tenant shall not be permitted to make, or to
engage a contractor or artist to make, any Alterations, decorations, installations, additions or other improvements ("Visual Alteration?) which may be considered a work of visual art of any kind, and/or which might fall within the protections of the Visual Artists Rights Act of 1990 ("VARA") unless: (i) Tenant obtains, from each artist and/or contractor who will be involved in said Visual Alteration, valid written waivers of such artist's and/or contractor's rights under VARA in form and content reasonably acceptable to Landlord; and (ii) Landlord consents to such Visual Alteration in writing. In the event that \a claim is brought under VARA with respect to any Visual Alteration performed in or about the Building by or at the request of Tenant or Tenant's agents or employees, Tenant shall indemnify and hold harmless Landlord against and from any and all such claims. If any action or proceeding shall be brought against Landlord by reason of such claim under VARA, Tenant agrees that Tenant, at its expense, will resist and defend such action or proceeding and will employ counsel reasonably satisfactory to Landlord therefor. Tenant shall also pay any and all damages sustained by Landlord as a result of such claim, including, without limitation, reasonable attorney?s fees and the cost to Landlord of complying with VARA protections (which shall include damages sustained as a result of Landlord's inability to remove
Visual Alterations from the Demised Premises).  Failure of
Tenant to strictly comply with the provisions of this Paragraph 45(b) shall be deemed a default under this lease, and Landlord shall be entitled to pursue all appropriate remedies provided herein, as well as at law or in equity.
The provisions of this Paragraph 45(b) shall survive the expiration or sooner termination of this lease.

46.	Sewer/Sanitary.   It is understood and agreed that
in the event that sewer lines are installed or brought to the Building, Landlord shall have no obligation to connect the Demised Premises to such sewer lines; however, the Tenant may, at its own cost and expense, request Landlord to connect to such sewer lines. In the event Landlord is required to connect the Building to such sewer lines, Tenant shall reimburse Landlord, as additional rent, within ten (10) days of Landlord's demand therefor, Tenant's Proportionate Share of all costs and expenses incurred by the Landlord, directly or indirectly, in connection with the Landlord's compliance with such requirement.

47.	Common Area Maintenance.  Tenant agrees to pay, upon
Landlord's demand therefor, as additional rent, an amount equal to Tenant's Proportionate Share of "Landlord's Cost"
 of maintenance and repair of the Building and the landscaped, parking and other common areas thereof. The term "Landlord's Cost", as used herein, shall be deemed to include, without limiting the generality of the foregoing, gardening, landscaping, planting, replanting and replacement of flowers, shrubbery, trees and grass, striping, the cost of electricity and maintenance and replacement of exterior fixtures and bulbs, with respect to the parking areas, repair of paving, curbs and walkways, repair and cleaning of drainage facilities, trash, rubbish and garbage removal with respect to the exterior of the Real Property, snow and ice removal, exterminating, exterior lighting, maintenance repair and replacement of the sanitary system, maintenance and repair of the roof, rental of machinery and equipment, cost of personnel to implement all of the foregoing, security and security guard service, if any, and other similar costs of the type incurred in the operation of comparable properties plus Landlord's administrative fee of seven and one-half percent on any amounts exceeding the Base CAM Charge. Landlord and Tenant stipulate and agree that Tenant?s Proportionate Share of Landlord?s Cost shall be initially $852.75 per month (the "Base CAM Charge"). The parties hereby agree that the Base CAM Charge is included in the rent set forth in Paragraph 43 hereof. In the event that Tenant?s Proportionate Share of Landlord's Cost increases over the Base CAM Charge at any time during the term of this lease, Landlord shall have the right to bill such increase to Tenant monthly or otherwise and Tenant shall pay such increase as additional rent within ten (10) days of Landlord's written demand therefor. Notwithstanding the foregoing, in the event that maintenance and repair of the Building, any building systems or the landscaped, parking and other common areas thereof are occasioned by the negligence or willful misconduct of Tenant, its agents, contractors, employees or invitees, Landlord shall perform the repair, at Tenant?s sole cost and expense.

48.	Repairs.

	(a)	Subject to the provisions of Paragraphs 9
and 58 of this Lease, during the full term of this lease,
Landlord shall make all structural repairs to the Demised
Premises, except those which shall have been occasioned by
the negligence or willful misconduct of Tenant, its agents,
contractors, employees or invitees, which repairs Landlord
shall make at Tenant?s sole cost and expense. Structural
repairs are hereby defined to be repairs to the roof (but
subject to the terms of Paragraph 47 hereof), the roof
supports, the bearing walls, foundation, the structural
steel and the exterior of the Building (except for windows,
doors and plate glass).   Except for Landlord's obligations
specifically set forth in this Paragraph 48, Tenant shall, at its own cost and expense, keep the Demised Premises in good condition, repair and appearance at all times throughout the term of this lease including, without limitation, (i) maintenance, repair and replacement of the electrical, plumbing, sprinkler (but only to the extent that such sprinkler system is in the Demised
Premises or exclusively services the Demised Premises), heating, air conditioning, ventilation, life safety and all other mechanical systems (but only to the extent that such life safety and other mechanical systems are in the Demised Premises or exclusively service the Demised
Premises) servicing the Demised Premises; (ii) regularly-scheduled cleaning and maintenance of the interior of the Demised Premises; and (iii) the maintenance, repair and replacement of all windows, doors and plate glass.
Notwithstanding anything to the contrary contained herein, upon the expiration or sooner termination of this lease, the Building systems shall be delivered to Landlord in working order. Tenant shall at all times obtain and keep in full force and effect for the benefit of Landlord and Tenant with a responsible company doing business in Suffolk
County reasonably approved by Landlord a service, repair and maintenance contract with respect to the heating, ventilating and air conditioning systems servicing the Demised Premises. A copy of such contract and renewals thereof shall, upon issuance and thereafter not later than ten (10) days prior to expiration, be furnished to Landlord together with evidence of payment.
Notwithstanding anything to the contrary contained herein, Tenant shall not be required to make any repairs
(whether structural or non-structural) to the extent same are necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

	(b)	If the Demised Premises shall be totally
damaged or rendered wholly untenantable by fire or other casualty, and Landlord has not terminated this lease pursuant to subsection (c) of Article 9 hereof, then Landlord shall, as soon as reasonably practicable following the occurrence of the subject fire or other casualty, deliver to Tenant written notice of Landlord?s independent architect?s estimated time for restoration of the Premises. If the estimated date of completion of such restoration work (the "Estimated Date of Completion") is more than twelve
(12) months, then Tenant shall have the right to terminate this lease by written notice delivered to Landlord within thirty (30) days following receipt of such written notice by Landlord. In addition, if Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto prior to the Estimated Date of Completion, Tenant may serve notice on Landlord of its intention to terminate this lease and, if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Premises, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date. In the event of the occurrence of a casualty described in the first sentence of this Paragraph 48(b), provided that Landlord does not terminate this lease pursuant to subsection
(c) of Article 9 hereof, Landlord shall use commercially reasonable efforts to relocate Tenant to temporary space in a building owned by Landlord or Landlord?s affiliate, subject to availability.

49.	Taxes.

	(a)	As used in and for the purposes of this
Paragraph 49, the following definitions shall apply:

		(i)	"Taxes" shall be the real estate
taxes, assessments, special or otherwise, sewer rents, rates and charges, and any other governmental charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, levied on a calendar year or fiscal year basis against the Real Property or any interest therein.
Notwithstanding the foregoing, any tax benefit granted to, or for the exclusive benefit of another tenant of the Building shall be disregarded for the purposes of calculating "Taxes" so that the ?Taxes? shall be all payments that would have been payable by Landlord with respect to the Real Property if not for such additional benefit, it being understood and agreed that Landlord shall not have the right to collect more in Taxes than Landlord is obligated to pay. If at any time during the Term the method of taxation prevailing at the date hereof shall be altered so that there shall be levied, assessed or imposed in lieu of, or as in addition to, or as a substitute for, the whole or any part of the taxes, levies, impositions or charges now levied, assessed or imposed on all or any part of the Real
Property (w) a tax, assessment, levy, imposition or charge based upon the rents received by Landlord, whether or not wholly or partially as a capital levy or otherwise, or (x) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed on Landlord, or (y) a license fee measured by the rent payable by Tenant to Landlord, or (z) any other tax, levy, imposition, charge or license fee however described or imposed; then all such taxes, levies, impositions, charges or license fees or any part thereof, so measured or based, shall be deemed to be Taxes; provided, however, in no event shall Taxes include any income taxes imposed on Landlord as the owner of the Real Property (unless imposed as a substitute or in lieu of other Taxes).

		(ii)	"Base Year Taxes" shall be
the Taxes actually due and payable with respect to the 2014/2015 tax year.

		(iii)	"Escalation Year" shall mean
each calendar year which shall include any part of the Term.

	(b)	Tenant shall pay Landlord increases
in Taxes levied against the Real Property as follows:
If the Taxes actually due and payable with respect to the Real Property in any Escalation Year shall be increased above the Base Year Taxes, then the Tenant shall pay to the Landlord, as additional rent for such Escalation Year, a sum equal to Tenant's
Proportionate Share of said increase ("Tenant's Tax
Payment" or "Tax Payment").

	(c)	Landlord shall render to Tenant a
statement containing a computation of Tenant's Tax
Payment ("Landlord's Statement").   Within fifteen
(15) days after the rendition of the Landlord's
Statement, Tenant shall pay to Landlord the amount of Tenant?s Tax Payment. At Landlord's option, on the first day of each month following the rendition of each Landlord?s Statement, Tenant shall pay to Landlord, on account of Tenant?s next Tax Payment, a sum equal to one-twelfth (1/12th) of Tenant's last
Tax Payment due hereunder, which sum shall be subject to adjustment for subsequent increases in Taxes.

	(d)	Intentionally omitted.

	(e)	Only Landlord shall have the right to
institute tax reduction or other proceedings for the purpose of changing the Taxes (a "Tax Contest").
Tenant shall not institute or maintain any Tax Contest.
If, as a result of a Tax Contest, Landlord receives a refund of Taxes attributable to any tax year or tax years occurring during the Term (including the Base
Year Taxes), then, Landlord shall recalculate each affected Tenant?s Tax Payment based upon the finally determined Taxes for each affected Escalation Year and deliver a revised Landlord?s Statement to Tenant.
If the Tenant?s Tax Payment on the revised Landlord's
 Statement exceeds the amount paid by Tenant for the original Tenant?s Tax Payment, then Tenant shall pay to Landlord such excess, as additional rent, within fifteen (15) days of the delivery of the revised
Landlord's Statement. In the event that the amount paid by Tenant for the original Tenant's Tax Payment exceeds the amount of the revised Tenant's Tax Payment, then, provided Tenant had made full payment of Tenant's
Tax Payment for all affected Escalation Years, Landlord, at its option, shall either refund such excess to Tenant, or credit such excess to Tenant towards a future payment of Taxes. Landlord shall have the right to include in the calculation of Taxes (for a subsequent tax year), or to deduct from any refund that may become due to Tenant as a result of the Tax Contest, the reasonable costs and expenses incurred by Landlord in instituting and prosecuting a Tax Contest hereunder. If at the end of the Term of this lease there remains a balance relating to any overpayments made by Tenant with respect to Taxes, such balance shall be refunded to Tenant.

	(f)	Landlord's failure to render a
Landlord's Statement with respect to any Escalation Year shall not prejudice Landlord's right to render a Landlord's Statement with respect to any Escalation Year.
The obligations of Tenant under the provisions of this Article with respect to any additional rent for any Escalation Year shall survive the expiration or any sooner termination of the Demised Term.

	(g)	Notwithstanding anything contained to
the contrary in this Paragraph 49, if any increase
in Taxes shall be due to improvements made or performed
by or on behalf of Tenant, such increases shall be paid
in full by Tenant each year without apportionment.
	(h)	If the Taxes for any Escalation Year
shall equal or be less than the Base Year Taxes, Tenant shall not be obligated to make any payments to Landlord pursuant to this Section 49 in respect of a Tenant's Tax Payment for such Escalation Year, but in no event shall Tenant be entitled to any refund or reduction in the Rent by reason of such fact.

50.	Landlord's  Financing.  At the request of
Landlord, Tenant agrees to furnish Landlord with a current financial statement prepared by a certified public accountant or any other instrument which may be needed by Landlord for purposes of financing or selling the Real Property. If, in connection with obtaining financing for the Real Property, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will enter into an agreement reflecting such modifications provided that such modifications do not increase the obligations of Tenant hereunder (other than to a de minimus extent) or materially adversely affect the leasehold interest hereby created.

51.	Use.

	(a)	Tenant covenants that the Demised
Premises will not be used so as to materially and adversely interfere with other tenants in the Building.
Tenant also covenants that no noise or noxious fumes or odors will be created by Tenant so as to materially and adversely interfere with the quiet enjoyment of the other tenants of their respective demised portions of the Building. Landlord shall be the sole judge on the question of noise, noxious fumes and odors.

	(b)	Tenant shall provide and maintain, at
its expense, the hand-held fire extinguishers that are required to be maintained in Demised Premises by the governmental agency having jurisdiction over this matter.

	(c)	Tenant shall not obstruct or encumber,
or cause to be obstructed or encumbered, the sidewalks, area ways or other public portions of the Real Property, without limitation, the parking area, driveways and access areas adjacent to the Demised Premises and used in conjunction therewith; nor shall Tenant use same nor permit same to be used for any purpose other than ingress and egress to and from the Demised Premises.
However, Tenant may use the loading area appurtenant to the Demised Premises for loading and unloading.
Tenant shall not store any materials, goods or other items outside the building or the Demised Premises including, without limitation, inventory, furniture or equipment.

	(d)	Tenant shall, at its own cost and
expense, procure all necessary certificates, permits, orders or licenses which may be required for the conduct of its business by any governmental statute, regulation, ordinance or agency and that all governmental requirements relating to the use or uses of the Demised Premises by the Tenant shall be complied with by the Tenant at its own cost and expense.

	(e)	Tenant agrees that the value of the
Demised Premises and the reputation of the Landlord will be seriously injured if the Demised Premises are used for any obscene or pornographic purposes or if any obscene or pornographic material is permitted in the Demised Premises. Tenant further agrees that Tenant will not permit any of these uses by Tenant or a sublessee or assignee of the Demised Premises.
This Paragraph shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time
Tenant violates any of the provisions of this Paragraph, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Paragraph as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity.
Obscene material is defined here as it is in Penal
Law ?235.00.

52.	End of Term.	 In the event Tenant fails to
surrender the Demised Premises to Landlord in the
condition required by the terms of this lease on or
before the expiration or earlier termination of this
lease,  Tenant shall: one hundred fifty (150%) percent
of the Rent payable by Tenant for the third month prior to the Expiration Date, with respect to the first two months of holdover only, and two hundred (200%) percent of the
Rent payable by Tenant for the third month prior to the Expiration Date of the term of this lease with respect to any further holdover, and otherwise observe, fulfill and perform all of its obligations under this lease, including, but not limited to, those pertaining to additional rent, in accordance with its terms; (ii) be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant in order to induce such
tenant not to terminate an executed lease covering all or
any portion of the Demised Premises by reason of the
holdover by Tenant; and (iii)  be liable to Landlord for
any actual damages suffered by Landlord (including any reasonable attorneys? fees and disbursements) as the result of Tenant?s failure to surrender the Demised Premises. Notwithstanding anything contained in this Paragraph to the contrary, the acceptance of any Rent or use and
occupancy paid by Tenant pursuant to this Paragraph 52,
shall not preclude Landlord from commencing and prosecuting
a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The provisions of this Paragraph 52 shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover or summary proceeding which Landlord may institute to regain possession of the Demised Premises. No holding over by Tenant after the Term shall operate to extend the Term.  The holdover,
 with respect to all or any part of the Demised Premises,
of a person deriving an interest in the Demised Premises
from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant
in the entire Demised Premises.   If at any time during the
last month of the Term Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Demised Premises, without elimination, diminution or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this lease.

53.	Landlord's Work.  Tenant hereby accepts the Demised
Premises in its current ?as is? condition and agrees that Landlord shall not be obligated to perform any work, make any installation or incur any expense in order to prepare the Demised Premises for Tenant?s occupancy, except that Landlord shall deliver possession of the Demised Premises with all building mechanical equipment the plumbing, electrical and heating, ventilating and air conditioning systems, sprinkler, the lights, man doors and garage doors operational and in good working order and condition and operational for its purpose, and Landlord, at its expense, will perform the work and make the installations, as set forth on the Rental Plan annexed hereto as Exhibit A, which work is sometimes hereinafter referred to as the "Landlord's Work". In the event that there is a conflict or inconsistency between the provisions of this lease
(including the exhibits annexed hereto) and the work set forth on the final construction documents to be prepared by Landlord for Landlord?s Work and approved by Landlord and Tenant after the date hereof, such final construction documents shall be controlling.

54.	Assignment/Subletting.

	(a)	Tenant covenants that it shall not assign
this lease nor sublet the Demised Premises or any part
thereof without the prior written consent of Landlord
in each instance.   Tenant may assign this lease or sublet
the Demised Premises with Landlord's written consent provided:

             (i)	That such assignment or sublease is
for a use which is in compliance with the terms of this lease, the then existing zoning regulations and the Certificate of Occupancy;

             (ii)	That at the time of such assignment
or subletting, there is no default under the terms of this lease on Tenant's part which has not been cured prior to the expiration of all applicable grace periods;

             (iii)	That in the event of an assignment,
the assignee assumes in writing the performance of all of the terms and obligations to be performed by Tenant under this lease from and after the date of such assignment;

              (iv)	That a fully-executed copy of said
assignment or sublease be delivered by certified mail to Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety
(90) days of the date that Tenant first provides Landlord with the information required under Paragraph 54(f) below;

             (v)	That, in the event Tenant shall
request Landlord?s consent to a proposed assignment of this lease or proposed sublease of all or a portion of the Demised Premises, Tenant shall pay or reimburse to Landlord the reasonable attorney fees and disbursements incurred by Landlord in processing such request not to exceed $1,000.00 for the review of the proposed sublease and the initial preparation of the consent document;

             (vi)	Such assignment or subletting shall
not, however, release Tenant from its liability for the full and faithful performance of all of the terms and conditions of this lease;

             (vii)	If this lease be assigned, or if
the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Rent and additional rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent and additional rent herein reserved;

       (b)	Notwithstanding anything contained in this
Paragraph 54 to the contrary, no assignment or subletting shall be made by Tenant in any event until Tenant has offered to terminate this lease as of the last day of any calendar month during the term hereof and to vacate and surrender the Demised Premises to Landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be no sooner than forty-five (45) days after receipt by Landlord of the offer to terminate and no later than the date of such proposed assignment or the commencement date of such proposed sublease), and Landlord, within fifteen (15) days after the receipt thereof, has not accepted in writing the offer by Tenant to cancel and terminate this lease and to vacate and surrender the Demised Premises.

       (c)	Notwithstanding anything contained to the
contrary in this lease, in no event shall Tenant have the right to enter into more than one sublease at any time.

       (d)	Tenant shall not mortgage, pledge,
hypothecate or otherwise encumber its interest under this lease without Landlord's prior written consent.

       (e)	Without affecting any of its other obligations
under this lease, Tenant will pay Landlord as additional rent fifty (50%) percent of any sums or other economic consideration, which (i) are payable to Tenant as a result of an assignment or subletting whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting in question, including, without limitation, broker commissions, reasonable attorneys? fees and tenant improvement costs); and (ii) exceed in total the sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease), it being the express intention of the parties that Landlord and Tenant shall share in any profit by reason of such sublease or assignment. The failure or inability of the assignee or subtenant to pay rent pursuant to the assignment or sublease will not relieve Tenant from its obligations to Landlord under this Paragraph 54(e). Tenant will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts which are provided in the assignment or sublease approved by Landlord. Any amendment or modification of an assignment or sublease shall be deemed to be a new assignment or sublease and shall require the prior written consent of Landlord.

       (f)	Prior to any proposed subletting or assignment,
Tenant shall submit to Landlord a written notice of the proposed subletting or assignment, which notice shall contain or be accompanied by the following information: (i) the name and address of the proposed subtenant or assignee; (ii) the nature and character of the business of the proposed subtenant or assignee and its proposed use of the premises to be demised;
(iii) the most recent three (3) years of balance sheets and profit and loss statements of the proposed subtenant or assignee or other financial information reasonably satisfactory to Landlord; and (iv) such shall be accompanied by a copy of the proposed sublease or assignment of lease.

       (g)	The listing of an assignee's or subtenant's
name on the door or Building directory shall not be deemed
 Landlord's consent hereunder.

       (h)	Tenant may, without the consent of Landlord,
assign this lease, or sublet all or a portion of the Demised Premises, to an affiliated entity (i.e., an entity 20% or more of whose ownership interest is owned by the same owners owning
20% or more of Tenant's ownership interest), parent or subsidiary corporation of Tenant, provided that: (i) in the case of an assignment, Tenant shall deliver to Landlord a fully-executed assignment and assumption agreement pursuant to which such assignee agrees to assume and perform all of the obligations of Tenant under this lease, and (ii) Tenant shall not be released or discharged from any liability under this lease by reason of such
assignment.   In addition, Landlord shall grant its consent to a
request by Tenant to assign this lease to an entity to which it sells its business as a going concern (either by selling or assigning all or substantially all of its assets or stock) or with which it may be consolidated or merged, provided that the assignee has the same net worth (as calculated under generally accepted accounting principals consistently applied, as the Tenant prior to the proposed sale and/or assignment and further provided that assignee shall, in writing, assume and agree to perform all of the obligations of Tenant under this lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and that Tenant shall not be released or discharged from any liability under this lease by reason of such assignment.

       (i) Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to a subletting or assignment in accordance with the terms of this Paragraph 54.
In determining reasonableness, there shall be taken into account the character and reputation of the proposed subtenant or assignee, the specific nature of the proposed subtenant's or assignee's business and whether same is in keeping with other tenancies in the building; the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building and the other tenants of Landlord therein. Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to an existing tenant in any building which is owned by Landlord or its affiliate or to a proposed subtenant or assignee with whom Landlord is negotiating a lease or if at the time of Tenant's request, Tenant is in default, beyond applicable grace and notice periods provided herein for the cure thereof, of any of the terms, covenants and conditions of this lease to be performed by Tenant, or, if Landlord's lender's consent to such transaction is required and same is not granted.

55.	Parking.  The parking areas available for the use of
the Tenant herein and the other tenants of the Building of
which the Demised Premises form a part are to be used by Tenant, its servants, employees, agents, business invitees and patrons on a first come first served basis, subject to the rules and regulations of Landlord. However, in no event shall Tenant use more than Tenant's Proportionate Share of the total number
of spaces at the Building.   It is also understood and agreed
that Landlord shall have the right at any time to modify or alter the parking layout and traffic pattern in the parking areas and to diminish the available parking areas without any liability to Tenant or any diminution or abatement of rent or additional rent; provided, however, that Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises and its access thereto when modifying or altering such parking layout and/or traffic pattern.

56.	Cleaning and Rubbish Removal.

	(a)	All cleaning and janitorial work at the
Demised Premises shall be done by Tenant at the sole cost and expense of Tenant. Tenant shall provide for its own trash, rubbish and garbage removal at its own expense and all rubbish, trash and garbage shall be kept at and removed from the Demised Premises subject to the rules and regulations of the appropriate municipal authorities having jurisdiction thereof, and shall at all times be kept in closed dumpsters to be provided by Tenant at its sole cost and expense in locations determined by Landlord.

	(b)	Tenant shall pay directly to the applicable
governmental municipalities any waste generation fee(s) (including any service charges imposed in connection therewith) which are charged by such governmental municipalities in connection with Tenant?s use of Tenant?s designated dumpster at the Building (collectively, the "Waste Generation Fees"). Within fifteen (15) days of Landlord?s demand for official receipts stamped paid by the applicable governmental authorities, Tenant shall provide Landlord with copies of such receipts or other proof satisfactory to Landlord evidencing such payment. If Tenant fails to pay the Waste Generation Fees when due, Landlord may, but is not obligated to, pay such Waste Generation Fees and all such Waste
Generation Fees paid by Landlord, plus any and all additional costs and expenses incurred by Landlord in connection therewith, including reasonable attorney?s fees, shall be deemed additional rent and shall be payable by Tenant upon demand. Tenant's payment of the Waste Generation Fees shall be in addition to (and not in lieu of) any amounts which Tenant may pay in connection with its removal of trash, rubbish and garbage from its Demised Premises.

57.	Hazardous Materials.   Tenant shall keep or cause
the Demised Premises to be kept free of Hazardous Materials (hereinafter defined). Notwithstanding the foregoing,
Tenant shall be entitled to keep and use, in compliance
with all applicable laws and subject to the further
provisions of this Paragraph 57, the materials set forth
on Schedule "A" (the "Permitted Materials") in the quantities set forth therein. Without limiting the foregoing,
Tenant shall not cause or permit the Demised Premises to
be used to generate, manufacture, refine, transport,
treat, store, handle, dispose, transfer, produce or
process Hazardous Materials (other than Permitted
Materials) nor shall Tenant cause or permit, as a result
of any intentional or unintentional act or omission
on the part of Tenant or any person or entity claiming
through or under Tenant or any of their employees, contractors, agents, visitors or licensees (collectively, ?Related Parties?), a release of Hazardous Materials onto the Demised Premises or onto any other property.
Tenant shall comply with and ensure compliance by all
Related Parties with all applicable Federal, State and
Local laws, ordinances, rules and regulations, whenever
and by whomever triggered, and shall obtain and comply
with, and ensure that all Related Parties obtain and
comply with, any and all approvals, registrations or
permits required thereunder.   Tenant shall (i) conduct
and complete all investigations, studies, samplings, and testing, and all remedial removal and other actions necessary to clean up and remove such Hazardous Materials,
on, from, or affecting the Demised Premises (a) in
accordance with all applicable Federal, State and Local
laws, ordinances, rules, regulations, policies, orders
and directives, and (b) to the satisfaction of Landlord,
and (ii) defend, indemnify, and hold harmless Landlord,
its employees, agents, officers, members, partners, principals and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, release, or
threatened release of such Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;
(b) any personal injury (including wrongful death) or
property damage (real or personal) arising out of or
related to such Hazardous Materials; (c) any lawsuit
brought or threatened, settlement reached, or government
order relating to such Hazardous Materials; and/or (d)
any violation of laws, orders, regulations, requirements,
or demands of government authorities, or any policies or requirements of Landlord, which are based upon or in any way related to such Hazardous Materials, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.  Tenant shall immediately notify
Landlord in writing of any actual or threatened release
of any Hazardous Materials on, in or about the Demised Premises, including notification to Landlord if Tenant receives any notice or requests for inspection or information from any Federal, State or local official or agency which pertains to Hazardous Materials. Copies of all reports, notices, correspondence, and other documents received from or submitted to governmental authorities, and of all technical data, test results, expert opinions
and other materials generated in connection with the contamination or other response or remedial activities,
shall be provided to Landlord.   At the expiration
or earlier termination of this lease or in the event this lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Demised Premises to Landlord free of any and all Hazardous Materials so that the conditions of the Demised Premises shall conform with all applicable Federal, State and Local laws, ordinances, rules or regulations affecting the Demised Premises for which Tenant is responsible hereunder. In the event that Landlord has a good faith belief that there has been a release of Hazardous Materials for which Tenant is responsible hereunder, Landlord shall have the right to engage an environmental engineering or consulting firm to conduct an inspection of the Real Property and Demised Premises at Tenant?s sole cost and expense. Tenant shall reimburse Landlord for the cost of any such inspection as well as the cost of any clean-up and testing performed pursuant thereto with respect to Hazardous Materials for which Tenant is responsible hereunder. In no event shall Tenant be responsible for or with respect to any Hazardous Materials in existence, arising or located on, at or under the Demised Premises prior to the Commencement Date. For purposes of this paragraph, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections
9601, et seq.), the Hazardous Materials Transportation
Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended
(42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, State or Local environmental law, ordinance, rule, or regulation. Tenant's obligations under this Paragraph 57 shall survive the expiration or earlier termination of the term of this lease.

58.	Default.
	(a)	In addition to the rights and remedies
set forth in Paragraphs 17 and 18 hereof, Landlord shall have the right to cancel this lease in the manner therein provided in the event that (i) Tenant shall have failed to pay any installment of Rent provided herein within five (5) days after written notice and demand for payment thereof or (ii) shall have defaulted in payment of additional rent set forth herein for a period of five (5) days after written notice and demand for payment of same, or (iii) Tenant has not, within three
(3) days of notice from Landlord, commenced and diligently prosecuted the cure of a default, the continuation of which, is a threat to the safety or welfare of the Building occupants or public.

	(b)	In any case in which the Rent or additional
rent is not paid within five (5) days of the day when same is due, Tenant shall pay a late charge equal to 8-1/2 cents for each dollar so due, and in addition thereto.
Tenant further agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent by Tenant. Tenant further agrees that the late charge assessed pursuant to this lease is not interest, and the late charge does not create a borrower/lender or borrower/creditor relationship between Landlord and Tenant. The demand and collection of the aforesaid late charges shall in no way be deemed a waiver of any and all remedies that the Landlord may have under the terms of this lease by summary proceedings or otherwise in the event of a default in payment of rent or additional rent. Notwithstanding the foregoing, the late charge set forth above shall not apply with respect to the first late payment in any twelve (12) month period by Tenant provided such late payment is eventually made within thirty (30) days of notice that same is overdue) and is not then otherwise in default under this lease.

	(c)	In the event that Landlord shall bring
any proceeding against Tenant for recovery of money damages, or for possession of the Demised Premises by reason of nonpayment of Rent or additional rent, or if Landlord shall otherwise engage an attorney in connection with the enforcement of any provision of this Lease or, after the expiration of all applicable notice and cure periods, for nonperformance by Tenant of the terms and conditions of this lease, or for breach of lease or if Landlord shall successfully defend an action by Tenant relating in any way to this Lease, and Landlord shall incur costs and expenses by reason thereof or by reason of such default, such charges, including reasonable legal fees, shall be due and payable from Tenant as additional rent and shall become immediately due and payable upon the incurrence of same. Said amount may be included in the petition and shall be deemed additional rent. This provision shall expressly apply following the expiration or early termination of this Lease where the Tenant, subtenant or assignee continues in possession of the Demised Premises.

	(d)	 Tenant agrees to give Landlord written
notice of any proposed change in the ownership of the majority of the outstanding capital stock of Tenant or any change in the ownership of the majority of the assets of Tenant. Failure of Tenant to give the notice provided for in the preceding sentence shall be deemed a non-curable default by Tenant pursuant to this lease (that is, a default which has already extended beyond the applicable grace period, if any, following notice from Landlord), giving Landlord the right, at its option, to cancel and terminate this lease or to exercise any and all other remedies available to Landlord hereunder or as shall exist at law or in equity.

	(e)	At any time after this Lease is terminated
or the Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly deficiencies pursuant to Paragraph 18 of the preprinted portion of this lease, Landlord, at its sole discretion, shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent and additional rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

	(f)	Nothing contained in this Lease shall be
construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of the Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

	(g)	The specified remedies to which Landlord may
resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

59.	Insurance.

	(a)	Tenant shall obtain and keep in full force
and effect during the Term, at its own cost and expense,
(i) Commercial General Liability Insurance, on an occurrence basis, such insurance to afford protection in an amount of not less than One Million ($1,000,000) Dollars coverage for bodily injury, death and property damage arising out of any one occurrence and Two Million ($2,000,000) Dollars in the aggregate (such limit to apply on a "per location basis"), protecting Tenant as the insured and Landlord and its construction affiliate and management company, as well as any other parties whose names have been provided by Landlord to Tenant from time to time, as additional insureds (in a blanket endorsement form satisfactory to Landlord in its reasonable discretion) against any and all claims for personal injury, death or property damage, such insurance
to provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord or any other party named as an additional insured; Such insurance shall include coverage for a blanket contractual liability covering the indemnification requirements of this lease and shall also include Products/Completed Operations (ii)
"All Risk" Property Insurance on Tenant?s property including improvements and betterments made by or on the behalf of Tenant, (and including, without limitation, Business Interruption coverage providing for the payment of all rent and additional rent payable under this lease for a
period of twelve (12) months including ?Extra Expense? and Equipment Breakdown Insurance) insuring Tenant?s property and equipment for the full insurable value thereof or replacement cost value thereof, whichever is greater; (iii) Workers Compensation Coverage and Employers Liability Coverage as required by law; (iv) New York DBL Coverage, as required by law; (v) Business Automobile Coverage in an amount of
not less than One Million ($1,000,000) Dollars combined
single limit per accident for bodily injury or property damage (which policy form shall include coverage for "Any Auto"
which includes autos owned, hired and non-owned); (vi) Umbrella Liability Coverage with limits of liability of not less than Three Million ($3,000,000) Dollars per occurrence and general aggregate per location; and (vii)
any other insurance required by law.   All deductibles
shall be paid by Tenant and shall not exceed $10,000.00.
None of Tenant's insurance policies may provide for a self-insured retention. Landlord may require Tenant to increase the limits of the liability coverage described in
(i) above or obtain additional coverage, from time to time, to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar space in buildings in the municipality in which the Building is located.

	(b)	All insurance required to be carried by
Tenant pursuant to the terms of this lease (i) shall be written in form and substance reasonably satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New York, which shall be reasonably satisfactory to Landlord and shall be rated in Best's Insurance Guide or any successor thereto as having a Best?s Rating of not less than "A" and a "Financial Size Category" of not less than "X", or if such ratings are not then in effect, the generally accepted equivalent thereof or such other financial rating as Landlord may at any time consider appropriate; and (ii) shall contain a provision that no act or omission of Tenant shall affect or limit the obligations of the insurance company to pay the amount of any loss sustained. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so (after the expiration of all applicable notice and cure periods) Landlord or any other additional insured party referred to above may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event the Tenant agrees to pay the amount thereof, plus interest at the maximum rate permitted by law, to Landlord on demand and said sum shall be in each instance collectible as additional rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable and that no material change in coverage shall be made thereto unless Landlord and all additional insureds referred to above shall have received at least thirty (30) days prior written notice thereof by certified mail, return receipt requested. The original insurance policies or appropriate certificates (on the form currently designated "Acord Form 27" or its equivalent) shall be deposited with Landlord on or prior to the commencement of the Term hereof. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

	(c)	Tenant shall cause each insurance policy
carried by it and insuring its fixtures and contents, or the betterments and improvements made by Tenant, against loss by fire and other hazards to be written in a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by any such policy or policies.
Landlord shall not be liable to the Tenant for any loss or damage caused by fire or other hazards.

	(d)	Landlord will cause each insurance policy
carried by Landlord and insuring the Building and Demised Premises against loss by fire and other hazards to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policy or policies. Tenant shall not be liable to Landlord for any loss or damage caused by fire or other hazard.

	(e)	If Tenant shall at any time fail to maintain
insurance as, and to the extent, required hereunder, Tenant hereby releases Landlord from all loss or damage which could have been covered by such insurance if Tenant had maintained such insurance, including the deductible and/or uninsured portion thereof. In no event, however, shall the foregoing clause increase the liability Landlord may otherwise have under this lease for such loss or damage.

	(f)	All insurance coverage shall be provided in
compliance with the requirements herein and shall contain no non-standard, special, and/or unusual exclusions or restrictive endorsements without the prior written consent of Landlord.

	(g)	Tenant shall reimburse Landlord, as
additional rent (the ?Insurance Cost?), for Tenant's Proportionate Share of all premiums for insurance carried by Landlord on or with respect to the Building (including, without limitation, Landlord's All-risk property insurance upon the Building and Real Property, as well as environmental, Commercial General Liability, Umbrella/Excess Liability, Auto Liability and workman?s compensation insurance). Landlord and Tenant stipulate and agree that Tenant's Proportionate Share of the Insurance Cost shall be initially $331.63 per month (the "Base Insurance Charge"). The parties hereby agree that the Base Insurance Charge is included in the rent set forth in Paragraph 43 hereof. In the event that Tenant's Proportionate Share of the Insurance Cost increases over the Base Insurance Charge at any time during the term of this lease, Landlord shall have the right to bill such increase to Tenant monthly or otherwise and Tenant shall pay such increase as additional rent within ten (10) days of Landlord's demand therefor.

60.	Broker.  Each of Landlord and Tenant represents
that this lease was brought about by Corporate
Commercial Realty LLC (the "Broker") as broker and all negotiations with respect to this lease were conducted exclusively with the Broker. Each of Landlord and Tenant agrees that if any claim is made for commissions by any other broker through or on account of any acts of Landlord or Tenant, such party will indemnify, defend and hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including such other party's reasonable attorney?s fees. With respect to the foregoing, in the event Tenant elects to use any broker
(the "New Broker") other than or together with the Broker in connection with the extension of this lease
(whether by way of a renewal option or a separate extension agreement), Tenant shall be responsible for (and indemnify Landlord against) the commission claimed by the New Broker and any liabilities and expenses, including reasonable attorney fees, incurred by Landlord with respect thereto. Landlord shall be responsible for and shall pay Broker pursuant to a separate written agreement between Landlord and Broker on a form issued by Landlord?s office.

61.	Conditions of Landlord?s Liability.   Landlord and
Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord or Landlord's agents, employees, contractors or representatives other than accidents or occurrences against which Tenant is insured and except to the extent Tenant is contributorily negligent) in or upon the Demised Premises or the Building, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Building or the Demised Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near the Building or the Demised Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property. Whenever Tenant shall claim under this lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant for which Landlord is specifically obligated to be reasonable under this lease, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.

62.	Partnership Tenant.  If Tenant is a partnership (or
is comprised of two (2) or more persons, individually or as co-partners of a partnership) or if Tenant?s interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership) pursuant to Paragraph 54 (any such partnership and such persons are referred to in this Paragraph as "Partnership Tenant"), the following provisions of this Section shall apply to such
Partnership Tenant:   (a)  the liability of each of the parties
comprising Partnership Tenant shall be joint and several, and
(b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant?s part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant?s part to be observed and performed (but neither Landlord?s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Paragraph).

63. 	Miscellaneous.

	(a)	This lease shall not be recorded.  No
memorandum of this lease shall be recorded without the express written consent of Landlord.

	(b)	The invalidity or unenforceability of any
provision of this lease shall in no way affect the validity or enforceability of any of the other provisions contained in this lease. Landlord and Tenant understand, agree and acknowledge that this lease has been freely negotiated by both parties and that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this lease or any of its terms and conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion hereof.

	(c)	There are no oral agreements between the
parties hereto affecting this lease and this lease supersedes and cancels any and all previous representations, negotiations, arrangements and understandings, if any, between the parties hereto with respect to the subject matter hereof, and shall not be used to interpret or construe this lease.

	(d)	Wherever in this lease there is any conflict
between the provisions of any of the preprinted portions of the lease and the non-preprinted portions of the lease (e.g. typewritten or handwritten changes to the pre-printed form and the provisions of this rider), the non-preprinted provisions shall be deemed to supersede the preprinted provisions.

	(e)	Any references in the printed portions of this
lease to the City of New York and the Administrative Code of the City of New York are deemed deleted, and where applicable the town in which the Demised Premises is located and other local governmental authorities and their ordinances shall be substituted in lieu thereof.

	(f)	This lease may not be changed, modified or
discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.
(g)	The mailing or delivery of this lease by the
Landlord to Tenant, its agent or attorney, shall not be deemed an offer nor shall any obligation or liability be created on the part of Landlord or Tenant until such time as this lease, duly executed by the Landlord and Tenant, is delivered to each other or their agents or attorneys.

	(h)	Tenant shall give notice to Landlord,
promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises, (ii) all fires and other casualties within the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

	(i)	Landlord agrees to install, repair and
maintain, at its sole cost and expense, Landlord's Building standard identification sign for Tenant at the main entrance to the Building. Any changes to such sign shall be at Tenant's sole cost and expense.

	(j)	In the event that Tenant is not an individual,
Tenant represents that the officer or officers, partner or partners, member or members or manager or managers executing this lease have the requisite authority to do so.

	(k)	Tenant hereby acknowledges that Landlord
makes no representations as to the compatibility of the Building systems with Tenant's equipment.

	(l)	Tenant shall indemnify, hold harmless and
defend Landlord, its affiliates, managing agents, construction company, subsidiaries, directors, officers, employees and agents from and against any and all liabilities, claims, demands, damages, costs, expenses (including reasonable attorney fees) suits, judgments whether actual or alleged, including such for bodily injury or wrongful death to any person (including tenant employees and invitees) and property damage to any property, arising out of or in connection with the operations or business of the Tenant at the demised premises or real property; the acts or omissions of the Tenant, its sub-tenants, its employees, invitees, contractors or agents; or any breach of this lease or improper conduct. Upon notification by the Landlord of an indemnifiable event, Tenant at its own expense shall arrange for Landlord's defense (at Landlord?s option) and confirm indemnification. Tenants will still be responsible to fulfill its obligations under this Article in the event Tenant or Tenants insurance company does not accept a tender of claim by the Landlord. These indemnification provisions are to continue after lease expiration and are not limited by the amount of available insurance in place.

	(m) This lease shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of New York.
In respect of any dispute between the parties regarding the subject matter hereof, the parties hereby irrevocably consent and submit to in personam jurisdiction in the courts of New York, located in the county in which the Building is located, including the United States courts located in said county, and to all proceedings in such courts. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this lease and that they will not contest or challenge the jurisdiction or venue of these courts.

	(n) Notwithstanding anything contained to the contrary in this lease, Tenant hereby waives any right to recover against Landlord any indirect, consequential, special, punitive or incidental damages against Landlord in any cause of action, proceeding or claim arising out of, or in connection with, this lease.

64.	Tenant's Current Premises.  Landlord hereby agrees
that, in the event that the Commencement Date does not occur on February 1, 2015, provided that Tenant is not then in monetary default under the terms of the 70 Orville Lease (as hereinafter defined), Tenant shall be permitted to continue to occupy its current premises at 70 Orville Drive, Bohemia, New York (the
"70 Orville Premises") from the period commencing on February 1, 2015 and continuing through and including the Commencement Date. During any such period, Tenant shall continue to pay to Landlord basic rent at the rate set forth in that certain Agreement of Lease dated as of October __, 1989 between Landlord's predecessor-in-interest, as landlord, and Tenant, as tenant, for certain premises at the building owned by Landlord's affiliate and located at 70 Orville Drive, Bohemia, New York (as amended, the "70 Orville Lease") as of the expiration of the 70 Orville Lease (pro rated for any partial month), as well as any amounts of additional rent currently payable under the 70 Orville Lease.

65.	Awning.  Notwithstanding anything to the contrary
contained herein, upon prior written consent from Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted, to the extent permitted under applicable law and provided that Tenant obtains all necessary approvals and permits for same, to place an awning over the rear entrance loading dock to protect against inclement weather. The size, design and exact location of such awning shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any work performed by Tenant or Tenant?s contractor with respect to any such awning shall be performed in strict accordance with Article 3 and Paragraph 45 hereof, provided that there shall be no Landlord construction affiliate fee due and payable in connection therewith. Landlord makes no representations that Tenant will receive any necessary approvals and/or permits for such awning and Tenant?s failure to obtain same shall not affect the validity of this lease.


	IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this lease as of the day and year first above written.


Landlord:	80 ORVILLE DRIVE ASSOCIATES LLC
		By: Rechler Equity I LLC, its managing member
		By: Rechler Equity MM I LLC, its managing member
		By: Rechler Equity LLC, its managing member

                             By: /s/ Mitchell Rechler
                             ________________________
                             Name:
                             Title:


                    Tenant:	SCIENTIFIC INDUSTRIES, INC.


                                By: /S/Helena R. Santos
                                _______________________
                                Name: Helena R. Santos
    	                        Title:  President


                           SCHEDULE A



                        PERMITTED MATERIALS

"Permitted Materials" means those normally utilized in an office environment, including, without limitation, Hazardous Materials which may be contained in cleaning solutions or products utilized in photostatic copying and other office machines in commercially reasonable amounts.


                           EXHIBIT A

         RENTAL PLAN DATED AS OF JULY __, 2014